EXHIBIT 99.01
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[DSL.NET LOGO]              545 Long Wharf Drive, 5th floor, New Haven, CT 06511
                                           Tel: 1-877-DSL-NET1 Fax: 203-624-3612
                                           Email: info@dsl.net  Web: www.dsl.net






DSL.NET COMPLIES WITH NASDAQ RULE 4350(b)(1)(B)

NEW HAVEN, Conn. - (BUSINESS WIRE), April 20, 2004 - DSL.net, Inc. (NASDAQ:
DSLN), a leading nationwide provider of broadband communications services to businesses, today disclosed, in compliance with Nasdaq Marketplace Rule 4350(b)(1)(B), that the independent audit report filed with the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2003, included a qualification for a going concern. The disclosure in this press release is required under the above Nasdaq rule and does not represent any change to the Company's recently filed Annual Report on Form 10-K.



ABOUT DSL.NET

DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

DSL.net is a trademark of DSL.net, Inc.

Contacts:  Media:                                         Investors:
           Joe Tomkowicz                                  Bob DeSantis
           203-782-3885                                   203-782-3267
           jtomkowicz@dsl.net                             investors@dsl.net